EXECUTION VERSION

FIFTH AMENDMENT TO LEASE

This FIFTH AMENDMENT TO LEASE (this “Amendment”) is entered into this 5th day of September 2025 (the “Effective Date”) by and between NWALP PHOP Property Owner LLC, a Delaware limited liability company (“Landlord”), and Apellis Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of April 27, 2017 (the “Original Lease”), regarding premises consisting of approximately 6,126 rentable square feet (the “Original Premises”) and situated in that certain building located at 200 Fifth Avenue, Waltham, Massachusetts;

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated July 25, 2018 (the “First Amendment”) pursuant to which Landlord and Tenant amended the Original Lease so as to relocate Tenant from the Original Premises to certain space in the Building located at 100 Fifth Avenue, Waltham, Massachusetts on the third (3rd) floor thereof consisting of approximately 22,600 rentable square feet (the “New Premises”);

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated June 5, 2019 (the “Second Amendment”) pursuant to which Landlord and Tenant agreed to expand the Premises so as to rent certain space located on the sixth (6th) floor of the Building consisting of 8,821 rentable square feet of space (the “Expansion Premises”);

WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated September 25, 2019 (the “Third Amendment”) pursuant to which Landlord and Tenant agreed to expand the Premises so as to rent (i) certain space located on the seventh (7th) floor of the Building consisting of 18,140 rentable square feet of space (the “7th Floor Space”), and (ii) certain space located on the fifth (5th) floor of the Building consisting of 11,856 rentable square feet of space (the “5th Floor Space,” and together, with the 7th Floor Space, the “Second Expansion Premises”);

WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment of Lease dated as of November 13, 2020 (the “Fourth Amendment”) pursuant to which Landlord and Tenant agreed to expand the Premises so as to rent (i) certain space located on the sixth (6th) floor of the Building consisting of 12,179 rentable square feet of space (the “Sixth Floor Expansion Premises,” and together with the Expansion Premises, the “6th Floor Space”), (ii) certain space located on the lower level of the Building consisting of 3,315 rentable square feet of space, and (iii) certain space located on the lower level of the Building consisting of 907 rentable square feet of space (items (ii) and (iii), together, the “Lower Level Expansion Premises”) (the Sixth Floor Expansion Premises and the Lower Level Expansion Premises, collectively, the “Third Expansion Premises”) (the New Premises, the Expansion Premises, the Second Expansion Premises and the Third Expansion Premises, collectively, the “Current Premises”) (the Original Lease, as amended by the First Amendment, the Second Amendment,

EXECUTION VERSION

the Third Amendment and Fourth Amendment, is referred to in this Amendment as the “Lease”); and

WHEREAS, Landlord and Tenant mutually desire to alter the Premises so as to remove the Expansion Space and the 5th Floor Space , all as further provided for below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows effective as of the Effective Date:

1.
Term. The Expiration Date of December 31, 2026 is extended to December 31, 2029.

2.
Rent. Notwithstanding anything in the Lease to the contrary, as of January 1, 2027, the Basic Rent due from Tenant to Landlord pursuant to Section 3.1 for the Premises shall be payable as set forth in the following rent table:

RENTAL PERIOD	ANNUAL BASIC RENT	MONTHLY PAYMENT
1/1/2027 - 12/31/2027	$2,628,486.00	$219,040.50
1/1/2028 - 12/31/2028	$2,685,627.00	$223,802.25
1/1/2029 - 12/31/2029	$2,742,768.00	$228,564.00

3.
Premises. Notwithstanding anything in the Lease to the contrary, as January 1, 2027: (A) the Premises shall consist of the following: (i) 22,600 rentable square feet located on the third (3rd) floor of the Building; (ii) 12,179 rentable square feet of space located on the sixth (6th) floor of the Building; (iii) 18,140 rentable square feet of space located on the seventh (7th) floor of the Building; and (iv) 4,222 rentable square feet of space located on the lower level of the Building; and

(B) the Premises Rentable Area shall consist of 57,141 rentable square feet.

4.
Tenant’s Proportionate Share: Notwithstanding anything in the Lease to the contrary, as of January 1, 2027, Tenant’s Proportionate Share shall be thirty-six and four hundredths’ percent (36.4%).
5.
Exhibits: As of January 1, 2027, Exhibit A-(i) [i.e., the Plan of the New Premises], Exhibit A-(ii) [i.e., the Plan of the Expansion Premises], Exhibit A-(iii) [i.e., the Plan of the Second Expansion Premises], Exhibit A-(iv) [i.e., the Plan of the Sixth Floor Expansion Premises] and Exhibit A-(v) [i.e., the Plan of the Lower Level Expansion Premises] shall be deleted and replaced with the plan of the Premises attached to this Amendment as Exhibit A.

EXECUTION VERSION

6.
Brokers. Each of Landlord and Tenant hereby represents that such party has not dealt with any brokers with respect to the transactions contemplated by this Amendment other Tenant’s broker, Perry Real Estate (the “Broker”). Each of Landlord and Tenant hereby agrees to defend, indemnify and hold harmless the other, and its successors and assigns, against and from all claims, losses, liabilities and expenses including, without limitation, reasonable attorney’s fees, arising out of any claim by any broker, consultant, finder or like agent, other than the Broker, which are based upon alleged dealings by such party with respect to this Amendment. Landlord shall pay a commission to the Broker in connection with this Amendment pursuant to a separate agreement.

7.
Capitalized Terms. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Lease.

8.
Ratification of Existing Lease Terms. Other than as expressly set forth herein, the terms and provisions of the Lease are hereby ratified, confirmed and shall remain unmodified and in full force and effect.

9.
Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to its conflict of law provisions.

10.
Counterpart Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original document and all of which, together, shall constitute one and the same instrument. Signed copies of this Amendment or of the signature pages hereto may be exchanged by (a) mail (either United States Postal Service or via reputable overnight carrier) or (b) Docusign or other similar e-signature commercial software provided that such e-signature process is initiated by Landlord or, if initiated by Tenant, Tenant shall provide a certificate of completion for the same that is satisfactory to Landlord. Any such method shall be equally binding on the parties and shall have the same legal effect as delivery of an original executed copy of this Amendment for all purposes, and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose.

[Signatures Appear on the Following Page]

EXECUTION VERSION

IN WITNESS WHEREOF, Landlord and Tenant have each caused this Amendment to be executed as of the date first above written.

LANDLORD:

NWALP PHOP PROPERTY OWNER LLC, a Delaware

limited liability company

By: ALP PHOP Manager, LLC, a Massachusetts limited liability company, its appointed representative

By: /s/ Brian Chaisson

Name: Brian Chaisson

Title: Manager

APELLIS PHARMACEUTICALS, INC., a Delaware corporation

By: /s/ Cedric Francois

Name: Cedric Francois

Title: CEO